Report of Independent Auditors

To the Shareholders and Board of Trustees
Brenton Mutual Funds of The Coventry Group

In planning and performing our audit of
the financial statements of Brenton
Mutual Funds of The Coventry Group
(the Funds) for the year ended
March 31, 1999, we considered their
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
and not to provide assurance on
the internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in conformity
with generally accepted accounting
principles.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation
of internal control to future periods
is subject to the risk that it may
become inadequate because of changes
in conditions or that the effectiveness
of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at March 31, 1999.

This report is intended solely for
the information and use of the board
of trustees and management of the
Funds and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.


Columbus, Ohio
April 28, 1999